                                  SCHEDULE 14A
                                 (RULE 14A-101)

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party Other Than the Registrant / /

      Check the appropriate box:          / /  Confidential, for use of the
                                               Commission only
                                             (as permitted by Rule
                                               14a-7(e)(2))
      / /        Preliminary proxy statement
      /X/        Definitive proxy statement
      / /        Definitive additional materials
      / /        Soliciting material under Rule 14a-12

                    C.P. CLARE CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

                                 N/A
      -----------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                    CP CLARE

                              C O R P O R A T I O N

                             C.P. CLARE CORPORATION
                              78 CHERRY HILL DRIVE
                               BEVERLY, MA 01915
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 21, 2000

    NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of C.P. Clare Corporation (the "Company") will be held on Thursday, September 21, 2000, at 10:00 a.m. at the Company's headquarters, at 78 Cherry Hill Drive, Beverly, Massachusetts for the following purposes:

    1. To elect two Class II Directors of the Company to serve until the 2003 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

    2.  To authorize a change in the Company's name to Clare, Inc.;

    3. To ratify the appointment of the accounting firm of Arthur Andersen LLP as independent accountants for the Company for the current year; and

    4. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

    Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

    The Board of Directors has fixed the close of business on July 31, 2000, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's common stock, $.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

    You are requested to fill in and sign the enclosed proxy card, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                          By Order of the Board of Directors

                                          Harry Andersen
                                          Clerk

July 31, 2000
Beverly, Massachusetts

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                             C.P. CLARE CORPORATION
                              78 CHERRY HILL DRIVE
                          BEVERLY, MASSACHUSETTS 01915

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                    FOR 2000 ANNUAL MEETING OF STOCKHOLDERS
                        To be held on September 21, 2000

                                                                   July 31, 2000

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of C.P. Clare Corporation (the "Company") for use at the 2000 Annual Meeting of Stockholders of the Company to be held on Thursday, September 21, 2000, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote upon: (1) the election of two Class II directors of the Company; (2) to authorize a change in the name of the Company to Clare, Inc.; (3) to ratify the selection of Arthur Andersen LLP as independent auditors for the Company for the current year; and (4) to act upon any other matters properly brought before them.

    This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy are first being sent to stockholders on or about August 15, 2000. The Board of Directors has fixed the close of business on July 31, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 9,643,013 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and 155 stockholders of record. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

    The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Both abstentions and broker "non-votes" (as defined below) will be counted in determining the presence of a quorum. The affirmative vote of the holders of a plurality of shares of Common Stock present and represented (and entitled to vote) at the Annual Meeting is required for the election of directors. The affirmative votes of the holders of a majority of the shares of Common Stock present or represented (and entitled to vote) at a meeting at which a quorum is present is sufficient for the authorization to change the Company's name. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented (and entitled to vote) at a meeting at which a quorum is present is sufficient for the ratification of Arthur Andersen LLP as the Company's independent accountants for the current year. Broker "non-votes" are proxies from brokers or other nominees indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares that are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power. Abstentions and broker non-votes will have no effect on the outcome of the election of directors, the authorization of the Company's name, and the ratification of the selection of the independent auditors.

    Stockholders of the Company are requested to complete, sign, date and promptly return the accompanying proxy card in the enclosed postage-prepaid envelope. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted prior to such time and no instructions are given, the proxy will be voted FOR the election of the nominees for the Board of Directors of the Company named in this Proxy Statement, FOR the authorization to change the Company's name to Clare, Inc. and FOR the approval of the ratification of Arthur Andersen LLP as the Company's independent accountants for the current year. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

    A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Clerk of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

    The Company's 2000 Annual Report, including financial statements for the fiscal year ended March 31, 2000, is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS
                           (ITEM 1 OF THE PROXY CARD)

    The Board of Directors of the Company consists of six members and is divided into three classes. Directors serve for three-year terms with one class of directors being elected by the Company's stockholders at each annual meeting.

    At the Annual Meeting, two Class II Directors will be elected to serve until the 2003 annual meeting of stockholders and until their successors are duly elected and qualified. The Board of Directors has nominated Andrew E. Lietz and John G. Turner (the "Nominees") for election as Class II Directors at the Annual Meeting. Messrs. Lietz and Turner are currently serving as directors of the Company. The Board of Directors anticipates that each of the Nominees will serve as a director, if elected. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend. The Board of Directors will consider a nominee for election to the Board of Directors recommended by a stockholder of record if the stockholder submits the nomination in compliance with the requirements of the Company's Bylaws. See "Other Matters Stockholder Proposals" for a summary of these requirements. A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect the Nominees as directors of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF ITS NOMINEES.

                                   PROPOSAL 2
    AUTHORIZATION OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF ORGANIZATION
            TO CHANGE THE COMPANY'S CORPORATE NAME TO "CLARE, INC."
                           (ITEM 2 OF THE PROXY CARD)

    The Board of Directors has recommended that the stockholders authorize an amendment of the Company's Articles of Organization to change the Company's corporate name from C.P. Clare Corporation to "Clare, Inc." The Board of Directors has reviewed the organization and business of the Company, its position in the marketplace and its perception to customers, suppliers, stockholders, and the investment community at large. Based on its review, the Board has determined that the proposed name change will simplify the Company's identity and modernize its image, yet maintain continuity with historical reputation and brand recognition.

    The Board of Directors and Management believe that the divestiture of the older electromagnetics business and recent investments in new technology to become a modern integrated circuits communications company require a newer, more modern brand image and name perception. Therefore, the Board of Directors has determined that the proposed name change of the Company is an important step to provide a more accurate perception of the Company, its business, and its role in the marketplace.

    The proposed name change of the Company will not affect the rights of stockholders and will not necessitate an exchange of outstanding stock certificates.

    The authorization of an amendment to the Articles of Organization of the company to change the name of the Company requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AUTHORIZATION.

                                   PROPOSAL 3
              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
                           (ITEM 3 OF THE PROXY CARD)

    The Board of Directors has selected, subject to ratification by the stockholders of the Company at the Annual Meeting, the firm of Arthur Andersen LLP to serve as the independent accountants for the Company for the fiscal year ending March 31, 2001. Arthur Andersen LLP has served as the Company's independent accountants since its initial public offering. A representative of Arthur Andersen LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

    The ratification of the selection of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending March 31, 2001 requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION

INFORMATION REGARDING NOMINEES, OTHER DIRECTORS AND EXECUTIVE OFFICERS

    The following table and biographical descriptions set forth certain information with respect to the Nominees for election as Class II Directors at the Annual Meeting, the continuing directors whose terms expire at the annual meetings of stockholders in 2001 and 2002 and the executive officers of the Company who are not directors, based on information furnished to the Company by such directors and executive officers. The following information is as of June 30, 2000, unless otherwise specified.

                                                                                    NUMBER OF SHARES        PERCENT OF
                                                                         DIRECTOR     BENEFICIALLY          ALL SHARES
NAME                                                            AGE       SINCE           OWNED                (1)
----                                                          --------   --------   -----------------       ----------
Class II Nominees for Election
(Term to Expire in 2003)
  Andrew E. Lietz...........................................     61        2000                 3,833             *
  John G. Turner............................................     60        1994               102,502(2)        1.1%

Class III Continuing Directors
(Term to Expire in 2001)
  Arthur R. Buckland........................................     52        1993               626,571(3)        6.5%
  James K. Sims.............................................     53        1996                34,194(4)          *

Class I Continuing Directors
(Term to Expire in 2002)
  Winston R. Hindle, Jr.....................................     70        1995                44,034(5)          *
  Larry L. Mihalchik........................................     53        1999                10,000(6)          *

Executive Officers who are not Directors

  Harry Andersen............................................     53                            10,000(7)          *
  Dennis Cocco..............................................     46                           109,742(8)        1.1%
  M. William Miller.........................................     44                            51,589(9)          *
  William D. Reed...........................................     48                            72,540(10)         *
Executive Officers and Directors as a Group (10 Total)......                                1,056,005          11.0%

------------------------

*   Less than one percent.

(1) As of June 30, 2000, there were 9,613,566 shares of Common Stock outstanding.

(2) Includes 30,000 shares subject to options that are immediately exercisable. Includes 5,500 shares held directly and 67,002 shares held by Late Stage Fund 1990 Limited Partnership ("Late Stage"), of which MVP Capital L.P. is investment general partner and holder of a 0.9% interest. Mr. Turner is a general partner of MVP and shares voting control over Late Stage. Shares beneficially owned by Mr. Turner include only 218 of the 67,002 shares owned by Late Stage. While Mr. Turner may be an affiliate of Late Stage, he disclaims beneficial ownership of the remainder of such shares.

(3) Includes 262,421 shares subject to options that are immediately exercisable.

(4) Includes 30,000 shares subject to options that are immediately exercisable.

(5) Includes 25,000 shares subject to options that are immediately exercisable.

(6) Includes 10,000 shares subject to options that are exercisable within 60 days of June 30, 2000.

(7) Includes 10,000 shares subject to options that are immediately exercisable.

(8) Includes 56,371 shares subject to options that are immediately exercisable and 48,000 shares that are subject to options that are exercisable within 60 days of June 30, 2000. Includes 5,371 shares purchased under the Company's Employee Stock Purchase Plan.

(9) Includes 45,250 shares subject to options that are immediately exercisable and 6,339 shares purchased under the Company's Employee Stock Purchase Plan.

(10) Includes 66,000 shares subject to options that are immediately exercisable and 6,540 shares purchased under the Company's Employee Stock Purchase Plan. Mr. Reed ceased his employment with the Company as of June 6, 2000, and any unexercised options will expire 90 days from that date.

    NOMINEES FOR ELECTION AS A DIRECTOR

    ANDREW E. LIETZ. Mr. Lietz has been a director since April 2000. Until July 2000, he was President and Chief Executive Officer of Hadco Corporation, a manufacturer of printed circuits and electronic interconnection devices located in Salem, New Hampshire. Prior to joining Hadco, Mr. Lietz served in a variety of management positions at International Business Machines Corporation. He is Chairman of the New Hampshire Business & Industry Association, serves on the Executive Committee of the New Hampshire Industrial Research Center, and is a member of the University of New Hampshire's Whittemore School of Business Advisory Board. In addition, Mr. Lietz is a member of the Board of Directors of EnergyNorth Corporation.

    JOHN G. TURNER. Mr. Turner has been a director of the Company since 1993. Mr. Turner has been a General Partner since 1998 of Vision Capital, Menlo Park, CA, a venture capital partnership. Prior to that time, Mr. Turner was the Managing Partner of MVP Ventures, a venture capital investment firm based in Boston, Massachusetts, a position he held since 1988. Mr. Turner also is a member of the Boards of Directors of Keymage, S.A.; Massana, Inc.; and Infitel International N.V.

    INCUMBENT DIRECTORS--TERM EXPIRING IN 2001

    ARTHUR R. BUCKLAND. Mr. Buckland has been President, Chief Executive Officer and a director of the Company since September 1993. He was elected Chairman of the Board in January 1996. Prior to assuming these responsibilities, he served as a consultant to the Company from July 1993 to September 1993.
Mr. Buckland was President and Chief Executive Officer of Four Pi Systems, a process control capital equipment company based in San Diego, California, from September 1992 until June 1993, and served as a consultant to that company from May 1992 to September 1992. From September 1990 until September 1991,
Mr. Buckland was President of Lex Electronics, a wholly owned subsidiary of Lex plc, a London-based automotive/distribution company; and from January 1982 until June 1990, he served as Vice President and General Manager for
Schlumberger Ltd., a diversified multinational company, in multiple locations. Mr. Buckland is also a director of Helix Technologies Corporation.

    JAMES K. SIMS. Mr. Sims has been a director since March 1996. He is the Co-Chairman and Chief Executive Officer of Gen3 Partners of Boston, Massachusetts, a position he has held since the Company's inception in 1999. Previously, he held a similar position with Cambridge Technology Partners. Prior to founding Cambridge Technology Partners in 1991, Mr. Sims was Chairman and Chief Executive Officer of Concurrent Computer Corporation. Mr. Sims is also a director of Security Dynamics Corporation.

    INCUMBENT DIRECTORS--TERM EXPIRING IN 2002

    WINSTON R. HINDLE, JR. Mr. Hindle has been a director since July 1995. He was a Senior Vice President of Digital Equipment Corporation and a member of the Executive Committee prior to his retirement in 1994 after 32 years with the company. Mr. Hindle also serves on the Boards of Directors of Keane, Inc., Mestek, Inc., and Simione Central Holdings Inc.

    LARRY L. MIHALCHIK. Mr. Mihalchik was named the Chief Executive Officer and a director of Internet Commerce Services Corporation (iCOMS) in January 2000. Previously, Mr. Mihalchik served as President and Chief Executive Officer of Atex Media Solutions, Inc., a developer and integrator of complex publishing systems. Prior to joining Atex Media Solutions, Mr. Mihalchik served as Senior Vice President and Chief Financial Officer of M/A COM, a NYSE manufacturer of electronic components.

    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    HARRY ANDERSEN. Mr. Andersen joined the company as Senior Vice President, Chief Financial Officer, in December 1998. Previously, he worked at Fidelity Investments in various management capacities, including Vice President, Office of the CFO from 1996 to 1999, and Vice President Systems Operations from 1993 to 1996. Prior to joining Fidelity, Mr. Andersen was Controller and Chief Accounting Officer at Lotus Development Corporation and also held various manufacturing and financial management positions at General Electric Company.

    DENNIS COCCO. Mr. Cocco is the President of the Company's Clare-Micronix division that was acquired by the Company in July 1998. Mr. Cocco was the founder of Micronix Integrated Systems, Inc. in 1983 and served as President and Chief Executive Officer until its acquisition by the Company.

    M. WILLIAM MILLER. Since January 1999, Mr. Miller is the Company's Vice President, Global Manufacturing, and during fiscal 2000 assumed the additional responsibility for the DYAD-Registered Trademark- reed switch business. Previously he served as Vice President, Worldwide Manufacturing from April of 1999 through January 1999, Vice President, Semiconductor Manufacturing from April 1996 through April 1999, and Director of Operations, Solid State Products Division from May 1995 through April 1996. Prior to joining the Company,
Mr. Miller worked at Analog Devices for eight years in various engineering and operations management capacities.

THE BOARD OF DIRECTORS AND BOARD COMMITTEES

    The business of the Company is managed under the direction of the Company's Board of Directors. The Company's Amended and Restated Articles of Organization provide that the Company's Board of Directors shall be divided into three classes and that the members of each class of directors will serve for staggered three-year terms. The Board consists of two Class I Directors (Messrs. Hindle and Mihalchik), two Class II Directors (Messrs. Lietz and Turner), and two
Class III Directors (Messrs. Buckland and Sims), whose terms will expire upon the election and qualification of directors at the annual meeting of stockholders held following the fiscal years ending March 31, 2002, 2000, and 2001, respectively. At each annual meeting of stockholders, directors will be re-elected or elected for a full term of three years to succeed those directors whose terms are expiring.

    The Company's Board of Directors has an Audit Committee to recommend the appointment of independent accountants to audit financial statements and to perform services related to the audit, review the scope and results of the audit with the independent accountants, review with management and the independent accountants the Company's year-end operating results, consider the adequacy of the internal accounting procedures and consider the effect of such procedures on the accountants' independence. The Audit Committee consists of Mr. Hindle, Chairman, and Mr. Mihalchik, both independent directors and financially literate as defined by the National Association of Securities Dealers. During fiscal 2000, the Committee held two meetings, adopted a formal written charter and reviewed and assessed the adequacy of such charter.

    The Company's Board of Directors has a Compensation Committee to review and recommend the compensation arrangements for all directors and executive officers, approve such arrangements for other senior level employees and administers certain compensation and incentive plans of the Company and its subsidiaries. The Compensation Committee consists of Mr. Turner, Chairman, and Mr. Hindle, both independent directors. During fiscal 2000 the Compensation Committee held one meeting.

    Officers of the Company are elected annually at the first meeting of the Board of Directors following the annual meeting of stockholders and serve at the discretion of the Board of Directors.

    During the fiscal year ended March 31, 2000, the Board of Directors held six meetings. All directors attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which they served.

COMPENSATION OF DIRECTORS

    Non-employee directors ("Independent Directors") of the Company receive an annual fee of $20,000 and are reimbursed for travel expenses incurred in attending meetings of the Board of Directors and its committees. In addition, under the Stock Option Plan, each Independent Director then serving was granted a stock option to purchase 10,000 shares of Common Stock upon the effectiveness of the Company's initial public offering in June 1995 and receives an annual stock option to purchase 10,000 shares of Common Stock. Each new Independent Director will, upon initial election to the Board of Directors, be granted a stock option to purchase 10,000 shares of the Company's Common Stock and will receive an annual stock option grant to purchase 10,000 shares of Common Stock, beginning the year following such director's initial election to the Board. All options granted to Independent Directors vest in full one year after they are granted, and the exercise price of each stock option is the fair market value of the Common Stock on the date the option is granted. Directors who are employees of the Company are not paid any separate fees for serving as directors.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The following table sets forth for the fiscal years ended March 31, 2000, 1999 and 1998, the cash and non-cash compensation awarded to the (i) Chief Executive Officer and (ii) each of the four most highly compensated executive officers (the "Named Executive Officers") of the Company whose compensation exceeded $100,000 in salary and bonus during the fiscal year ended March 31, 2000 and who were employed by the Company in such capacities at end of the fiscal year 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                ANNUAL COMPENSATION            COMPENSATION AWARDS
                                                --------------------   ------------------------------------
                                                                       SECURITIES UNDERLYING    ALL OTHER
                                      FISCAL     SALARY    BONUS (1)          OPTIONS          COMPENSATION
NAME AND PRINCIPAL POSITION            YEAR        $           $                 #                  $
---------------------------          --------   --------   ---------   ---------------------   ------------
Arthur R. Buckland.................    2000     385,008          --                --               18,921(2)
  President & Chief Executive          1999     384,470          --            50,000               17,203(2)
  Officer                              1998     353,821     209,875                --               19,490(2)

Dennis Cocco.......................    2000     210,077          --            41,852              290,693(3)
  President, Clare-Micronix            1999     176,230          --           240,000              161,100(3)
  Division                             1998          --          --                --                   --

William D. Reed*...................    2000     240,077          --                --               12,045(4)
  Executive Vice President Sales &     1999     230,000          --            30,000               10,963(4)
  Marketing                            1998     207,692      76,762                --               15,854(4)

Harry Andersen.....................    2000     160,000          --                --               11,492(5)
  Senior Vice President & Chief        1999      43,076          --            50,000                1,950(5)
  Financial Officer                    1998          --          --                --                   --

M. William Miller..................    2000     145,000          --                --               12,480(6)
  Vice President, Global Operations    1999     131,108          --            15,000                4,543(6)
                                       1998     106,986      24,725             5,000                3,207(6)

------------------------

*   Mr. Reed resigned June 6, 2000.

(1) Bonuses earned in fiscal 1998 were awarded to the Named Executive Officers and paid by the Company in the following fiscal year.

(2) Includes insurance premiums of $1,400, $1,320, and $1,230 paid by the Company, matching contributions of $9,721, $8,083 and $10,910 made by the Company on behalf of Mr. Buckland under the Company's 401(k) Savings Plan for fiscal years 2000, 1999 and 1998, respectively, and a car allowance of $7,800 each in fiscal years 2000 and 1999 and $7,350 in fiscal 1998.

(3) Includes $250,000 and $125,000 in fiscal years 2000 and 1999, respectively, paid pursuant to Mr. Cocco's non-competition agreement with the Company pursuant to which Mr. Cocco is entitled to receive a total of $1,250,000 payable in equal installments over five years in accordance with the Company's payroll practices. Includes insurance premiums of $9,747 and $14,981 paid by the Company for fiscal 2000 and 1999, respectively, and auto lease payments made by the Company of $28,159 and $21,119 for fiscal years 2000 and 1999.

(4) Includes insurance premiums of $234, $218 and $208 paid by the Company, matching contributions of $4,611, $3,545 and $9,162 made by the Company on behalf of Mr. Reed under the Company's 401(k) Savings Plan, and a car allowance of $7,200, $7,200 and $6,484 for fiscal years 2000, 1999 and 1998 respectively.

(5) Includes matching contributions of $3,692 by the Company on behalf of Mr. Andersen under the Company's 401(k) Savings Plan for fiscal year 2000 and a car allowance of $7,800 and $1,950 for fiscal years 2000 and 1999, respectively.

(6) Includes insurance premiums of $330 paid by the Company for fiscal year 2000 and matching contributions of $4,350, $4,543 and $3,207 made by the Company on behalf of Mr. Miller for fiscal years 2000, 1999, and 1998 respectively. Includes a car allowance of $7,800 for the fiscal year 2000.

    OPTION GRANTS IN FISCAL YEAR 2000. The following table sets forth certain information concerning grants of stock options made during the fiscal year ended March 31, 2000 to each of the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR*

                                                PERCENT OF
                              NUMBER OF       TOTAL OPTIONS
                              SECURITIES         GRANTED        EXERCISE                  GRANT
                              UNDERLYING       TO EMPLOYEES      PRICE      EXPIRATION     DATE
NAME                       OPTIONS GRANTED    IN FISCAL YEAR   PER SHARE     DATE(1)     VALUE**
----                       ----------------   --------------   ----------   ----------   --------
Dennis Cocco.............       41,852             8.7%          $3.625      05/11/09    $151,714

------------------------

* Options listed in the table above are non-qualified stock options under the Internal Revenue Code of 1986, as amended, and are exercisable in equal amounts over five years from the date of grant. The expiration date of an option is the tenth anniversary of the date on which the option was originally granted. Options would be immediately exercisable upon the occurrence of a Change in Control as set forth in Section 15 of the 1995 Stock Option and Incentive Plan.

**  Black-Scholes method of valuation

    OPTION EXERCISES AND YEAR-END HOLDINGS. The following table sets forth the aggregate number of options exercised in fiscal 2000, and the value of options held on March 31, 2000, by the Company's Chief Executive Officer and Named Executive Officers.

                     OPTION EXERCISES AND YEAR-END HOLDINGS

                                          SHARES                     OPTIONS AT FISCAL   OPTIONS AT FISCAL
                                        ACQUIRED ON                    YEAR-END (#)       YEAR-END ($)(1)
                                         EXERCISE        VALUE         EXERCISABLE/        EXERCISABLE/
NAME                                        (#)       REALIZED ($)     UNEXERCISABLE       UNEXERCISABLE
----                                    -----------   ------------   -----------------   -----------------
Arthur R. Buckland....................          --            --      262,421/215,000      809,868/90,000
Dennis Cocco..........................          --            --       56,371/225,481           0/204,029
William D. Reed.......................          --            --       66,000/124,000       13,500/54,000
Harry Andersen........................          --            --        10,000/40,000       23,440/93,760
M. William Miller.....................          --            --        45,250/19,000        9,000/28,500

(1) Based on the fair market value at the fiscal year end less the option exercise price.

EMPLOYMENT AND CONSULTING AGREEMENTS

    The Company has entered into the following employment agreements:

    ARTHUR R. BUCKLAND.  Under an agreement dated September 15, 1993,
Mr. Buckland agreed to serve as President, Chief Executive Officer and a director of the Company at an annual salary of at least $275,000. Mr. Buckland is also eligible to participate in the Company's management bonus plan. Under the agreement, Mr. Buckland received options to purchase 492,107 shares of Common Stock, one-fifth of which vested upon grant and the rest of which vested in equal annual installments over the following four years, all of which were fully vested as of March 31, 2000. In the event that Mr. Buckland terminates his employment for Good Reason (as defined in the agreement, including a Change in Control) or Mr. Buckland's employment is terminated by the Company without Cause (as defined in the agreement) or because the Company elects not to extend the term of the agreement, the Company shall continue to pay Mr. Buckland for a period of 12 months following his termination. Mr. Buckland has agreed not to compete with the Company or solicit customers or employees of the Company for a period of two years following the termination of employment with the Company. The initial term of the agreement expired on September 15, 1995, but was extended and will continue to be extended for one-year periods thereafter unless terminated by either party on 60 days' notice.

    OTHER EXECUTIVE OFFICERS. The Company has entered into Employment Agreements (together, the "Management Employment Agreements") with
Messrs. Andersen, Cocco, Miller, and Reed (together, the "Contracting Parties"). The Management Employment Agreements provide that each Contracting Party shall receive a base salary and be entitled to participate in any bonus program implemented by the Company. Each Contracting Party has also been granted options to purchase shares of the Company's Common Stock, such options to vest ratably over a five year period. If a Contracting Party is terminated by the Company without Cause, by the Contracting Party for Good Reason, or in the event of a Change of Control (as all such terms are defined in the applicable Management Employment Agreement), the Company is obligated to continue to pay the Contracting Party for twelve months following termination. Accordingly, no amounts are due Mr. Reed subsequent to his resignation on June 6, 2000.

STOCK PERFORMANCE GRAPH

    The following graph provides a comparison, from March 31, 1996 through March 31, 2000, of the cumulative total stockholder return (assuming reinvestment of any dividends) among the Company, the NASDAQ Composite Index, and the NASDAQ Computers Index. The historical information set forth below is not necessarily indicative of future performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          C.P. CLARE CORPORATION  NASDAQ COMPUTERS  NASDAQ COMPOSITE
03/31/96                     100               100               100
03/31/97                      54               128               116
03/31/98                      71               203               167
03/31/99                      19               344               223
03/31/00                      44               711               415

REPORT OF THE COMPENSATION COMMITTEE

    OBJECTIVE OF THE COMPANY'S COMPENSATION PROGRAM. The Company's executive compensation program is intended to attract, retain and reward executives who are capable of and responsible for leading the Company effectively and continuing its growth. The Company's objective is to utilize a combination of cash and equity-based compensation to provide appropriate incentives for executives while aligning their interests with those of the Company's stockholders.

    The Company uses a three-pronged approach to its compensation program. First, the executive's base salary is intended to create a competitive level of compensation for each executive for the following twelve months. Second, the Company maintains an annual incentive bonus program for executive officers and certain other members of management under which bonuses are payable based upon the achievement of corporate and individual performance goals which are set each fiscal year. Bonuses can be paid in cash or stock. The objective of the annual incentive bonus program is to encourage effective performance relative to current plans and objectives. Effective with the start of the 1999 fiscal year, the Board of Directors adopted a Voluntary Deferred Compensation Plan for Key Employees which allows designated Executive Officers to defer the payment of their annual bonuses until their retirement. Finally, the Company utilizes stock options permitted to be granted under the 1995 Stock Option and Incentive Plan as a long-term incentive for the executive officers. The Company believes that stock options are an important mechanism of aligning management and stockholder interests and retaining effective management. Accordingly, options generally provide for pro rata incremental vesting over a five-year period.

    COMPENSATION COMMITTEE PROCEDURES. The Company's executive compensation program is administered under the direction of the Compensation Committee, which is comprised of two non-employee directors. At the Board of Director's meeting which most closely coincides with the Company's fiscal year-end, the Chief Executive Officer's bonus, if any, is determined for the past year's performance and his base salary is set for the following fiscal year, and option grants for the officers and other employees may be determined. With respect to the compensation of the Chief Executive Officer, the Committee exercises its independent discretion in determining his compensation, subject to review by all of the non-employee directors. With respect to the compensation of the other executive officers, the Compensation Committee relies to a significant extent on recommendations by Mr. Buckland as the Company's Chief Executive Officer, which are given in the framework of the Company's overall compensation philosophy.

    COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. The Compensation Committee considers the Company's financial performance to be a significant determinant in Mr. Buckland's overall compensation package. The Committee considers the Company's sales, earnings and return on capital and the growth thereof, to be the most important performance factors in setting Mr. Buckland's compensation. Along with these corporate performance factors, the directors also consider subjective factors, including Mr. Buckland's leadership role and his efforts on behalf of the Company in developing the Company's reputation among both its customer and investor bases during the year. The Committee has set
Mr. Buckland's total annual compensation, including that derived from the Company's bonus and option program, at a level it believes to be competitive with other companies in its industry.

    During the 2000 fiscal year, Mr. Buckland's annual cash compensation was set at $385,000. Because of the Company's failure to achieve its financial goals, including bookings, revenue and earnings per share, Mr. Buckland did not receive a bonus for the 2000 fiscal year. In March 1997, the Compensation Committee granted performance stock option awards to the Chief Executive Officer and other executive officers. The performance stock options were given in order to
(a) provide long-term incentives for senior executives, (b) balance short-term incentives and focus management on long-term results, (c) reward executives for attaining high performance levels, and (d) retain key executives during the next critical period of the Company's growth. The awards are designed to cover a three-year award cycle and vesting is contingent upon the achievement of performance targets ratified by the full Board of Directors. The awards granted during the 1997 fiscal year were to vest 50% on March 31, 2000 and 100% on March 31, 2002, if the performance goals relating to the achievement of compounded growth on earnings per share are achieved. Since the performance goals were not met, no performance option shares vested on March 31, 2000. The performance options vest in all cases on March 4, 2004, subject to the continued employment of the executive officer. Pursuant to this program, in March 1997 the Board awarded Mr. Buckland options to purchase 125,000 shares.

    COMPENSATION OF OTHER EXECUTIVE OFFICERS. The Company's executive compensation program utilizes several different performance factors in determining the compensation of the Company's other executive officers. Each executive officer's compensation is based upon the achievement of specific individual and Company performance goals. During fiscal 2000, each executive officer's compensation was set at what the committee determined to be competitive levels. During fiscal 2000, the Named Executive Officers were granted options as described in the table entitled Option Grants in Last Fiscal Year.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). The Securities and Exchange Commission requires that this report comment upon the Company's policy with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended. This section generally limits the deductibility on the Company's tax return of compensation over $1 million to the chief executive officer and any of the named executive officers of the Company unless the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's stockholders. The Committee's policy with respect to
Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted and appropriate while simultaneously providing executives with appropriate rewards for their performance.

                                          Submitted by the Compensation
                                          Committee:
                                          John G. Turner, Chairman
                                          Winston R. Hindle, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of the Compensation Committee is an officer or employee of the Company, and no executive officer of the Company serves on the compensation committee of an entity or serves as a director of an entity, in which one of its executive officers serves on the Compensation Committee of the Company or serves as a director of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers. Officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all forms they file in compliance with Section 16(a). To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended March 31, 2000, other than as set forth herein, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were satisfied.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    None.

                                 OTHER MATTERS

PRINCIPAL STOCKHOLDERS

    The following table sets forth the beneficial ownership of Common Stock of persons the Company believes to be the beneficial owner of more than a 5% of the Company's Common Stock on July 31, 2000. Ownership information was obtained from Nasdaq-Amex-Online.com based on stockholder filings with the Securities and Exchange Commission.

                                                                 NUMBER OF
NAME AND BUSINESS ADDRESS                                          SHARES                 PERCENT OF
OF BENEFICIAL OWNERS                                         BENEFICIALLY OWNED         ALL SHARES (*)
-------------------------                                    ------------------         --------------
EQSF Advisors, Inc.........................................       1,564,650                  16.2%
767 Third Avenue
New York, NY 10017-2023
M.J. Whitman Advisors, Inc.

Wisconsin Investment Board.................................       1,310,700                  13.6%
121 East Wilson Street
Madison, Wisconsin 53702

Dimensional Fund Advisors Inc..............................         762,500                   7.9%
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401

Allen R. Hart, et al.......................................         725,500                   7.5%
2501 Marlboro Road
Cleveland Heights, OH 44118

Merrill Lynch & Co. Inc....................................         671,950                   7.0%
250 Vesey Street
World Financial Center Floor 23
New York, NY 10281
on behalf of:
Merrill Lynch Asset Management Group

------------------------

* As of July 31, 2000, there were 9,643,013 shares of Common Stock outstanding.

SOLICITATION OF PROXIES

    The cost of solicitation of proxies in the form enclosed herewith will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company intends to engage a proxy solicitation firm to assist in the solicitation of proxies.

    The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

STOCKHOLDER PROPOSALS

    Stockholder proposals submitted pursuant to Securities and Exchange Act of 1934 ("1934 Act") Rule 14a-8 for inclusion in the Company's proxy statement and form of proxy for the year 2001 annual meeting of stockholders must be received in writing by the Company before March 31, 2001. Such proposals must also comply with the requirements as to form and substance established by the Securities and Exchange Commission if such proposals are to be included in the proxy statement and form of proxy. Any such proposals should be mailed to C.P. Clare Corporation, 78 Cherry Hill Drive, Beverly, MA 01915, Attn.: Clerk.

    Stockholder proposals to be presented at the 2001 annual meeting of stockholders, other than stockholder proposals submitted pursuant to 1934 Act Rule 14a-8, must be received in writing by the Company not earlier than May 23, 2001 or later than July 7, 2001, unless the year 2000 annual meeting of stockholders is scheduled to take place before August 22, 2000 or after November 22, 2000. The Company's Bylaws provide that any stockholder wishing to nominate a director or have a stockholder proposal, other than a stockholder proposal submitted pursuant to 1934 Act Rule 14a-8, considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in the Bylaws, to the Company not less than 75 days nor more than 120 days prior to the anniversary of the immediately preceding annual meeting of stockholders (the "Anniversary Date"); provided, however, that in the event that the annual meeting is scheduled to be held more than 30 calendar days prior to or more than 60 calendar days after the Anniversary Date, such nominations or proposals must be delivered to the Company not later than the later of 75 calendar days prior to or 15 calendar days after the date on which public announcement of the date of such meeting is first made. Any such proposals should be mailed to C.P. Clare Corporation, 78 Cherry Hill Drive, Beverly, MA 01915, Attn: Clerk.

OTHER MATTERS

    The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

    [Logo]

                          C.P. CLARE CORPORATION

               Proxy for the Annual Meeting of the Stockholders
                       to be held September 21, 2000


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned having received notice of the Annual Meeting of Stockholders and the Proxy Statement of the Board of Directors furnished therewith, hereby appoints Arthur R. Buckland and Harry Andersen, attorney(s) of the undersigned (with full power of substitution) for and in the name(s) of the undersigned to attend the Annual Meeting of the Stockholders of C.P. CLARE CORPORATION (the "Corporation") to be held on September 21, 2000 at 10:00 a.m. at 78 Cherry Hill Drive, Beverly, Massachusetts, 01915-1048 and any adjournment or adjournments thereof, and there to vote and act in regard to all matters which may properly come before said meeting (except those matters as to which authority is hereinafter withheld) upon and in respect to all shares of Common Stock of said Corporation upon or in respect of which the undersigned would be entitled to vote or act, and with all powers the undersigned would possess, if personally present, and especially (but without limiting the general authorization and power hereby given) to vote and act as follows on the reverse side.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting and the accompanying Proxy Statement and hereby directs said proxies, or their substitutes, to vote and act on the following matters set forth in such Notice and Proxy Statement as specified by the undersigned. You may revoke this Proxy by submitting a proxy bearing a later date or by voting in person if you attend the Annual Meeting.

    PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE
                                ENCLOSED ENVELOPE.

Please sign this Proxy exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Has your address changed?               Do you have any comments?
--------------------------------------  -------------------------------------

--------------------------------------  -------------------------------------

--------------------------------------  -------------------------------------

X PLEASE MARK VOTES AS IN THIS EXAMPLE.

C.P. CLARE CORPORATION

Mark box at right if you plan to attend                       / /
the meeting.

Mark box at right if an address change
or comment has been noted on the reverse                      / /
side of this card.

                                              --------------------
Please be sure to sign and date this Proxy.   Date
------------------------------------------------------------------
Shareholder sign here---------------------------Co-owner sign here

                                               For ALL                FOR ALL
                                               NOMINEES    WITHHOLD   EXCEPT

1. To elect two Class II directors of the
Company to serve until the 2003 Annual Meeting   / /          / /       / /
of the Stockholders and until their successors are duly elected and qualified.

            Andrew E. Lietz
            John G. Turner



NOTE: If you do not wish your share voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name of the nominee. Your shares will be voted for the remaining nominee.

                                                 FOR        AGAINST   ABSTAIN
2. To authorize a change in the Company's name
to Clare, Inc.                                   / /          / /       / /

3. To ratify the appointment of the
accounting firm of Arthur Anderson LLP as        / /          / /       / /
independent auditors for the Company for the current year.

4. In their discretion to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE
VOTED AS DIRECTED BY THE STOCKHOLDER. THE BOARD
OF DIRECTORS FAVORS PROPOSALS 1, 2 AND 3 ABOVE.
IF NO INSTRUCTIONS ARE GIVEN, THE UNDERSIGNED'S
VOTE WILL BE CAST FOR THE LISTED NOMINEES FOR
DIRECTOR AND FOR THE RATIFICATION OF THE
APPOINTMENT OF ARTHUR ANDERSEN LLP AS
INDEPENDENT AUDITORS FOR THE COMPANY FOR THE
CURRENT FISCAL YEAR, AND IN THE CASE OF OTHER
MATTERS THAT LEGALLY COME BEFORE THE MEETING,
AS SAID ATTORNEY(S) MAY DEEM ADVISABLE

DETACH CARD                                                        DETACH CARD

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.